SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 8, 2006

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 407
Dallas, TX  75205
 (Address of Principal Executive Offices and  Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

Earth Biofuels, Inc. (the “Company”) has invested $5 million for an equity interest in a newly-formed company named Biodiesel Investment Group (“Biodiesel Investment Group”).

Biodiesel Investment Group and Bunge North America, Inc. (“Bunge”), one of the nation’s leading agribusiness firms, have partnered to start the construction of a jointly-owned biodiesel plant with an annual capacity of 45 million gallons.  Once completed, the plant will be Illinois’ largest biodiesel production plant.

Strategically located adjacent to Bunge’s soy crushing and corn milling plants in Danville, Illinois, the new facility, expected to be in production in the 1st quarter of 2008, will provide a key link between local agriculture, Bunge’s oilseed origination and processing capabilities, and a strong biodiesel market that is currently underserved.

It is anticipated that the Company will enter into an off-take agreement with the new Illinois LLC for some potion of the biodiesel production output of the plant.  The Company plans to market its share of the new plant’s production to local and other new markets under its “BioWillie” brand name.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Subscription Agreement dated September 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date:	September 21, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO